Exhibit 99.10

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of August 1, 2025, by and among (i) Mobile Charging Group Holdings Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Parent”); (ii) each person listed in the column titled “Supporting Shareholder” on Schedule A hereto (each, a “Supporting Shareholder” and collectively, the “Supporting Shareholders”); and (iii) each person listed in the column titled “Management Party” on Schedule A hereto (each, a “Management Party” and collectively, the “Management Parties”). Each of Parent, the Supporting Shareholders and the Management Parties is referred to herein as a “Party” and collectively, the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on the date hereof, Parent, Mobile Charging Investment Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly-owned Subsidiary of Parent (“MidCo”), Mobile Charging Merger Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly-owned Subsidiary of MidCo (“Merger Sub”), and Smart Share Global Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (the “Company”), concurrently with the execution and delivery of this Agreement, entered into that certain agreement and plan of merger (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving company and becoming a wholly-owned Subsidiary of MidCo (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, on the date hereof, Trustar Mobile Charging Holdings Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands, each Management Party, Parent, MidCo and Merger Sub executed and delivered that certain interim investors agreement (as may be amended, restated, supplemented or otherwise modified from time to time, the “Interim Investors Agreement”), which governs certain actions of the parties thereto with respect to the Merger Agreement, this Agreement, the Equity Commitment Letters, the Limited Guarantees and certain other matters including the sharing among the Investors of expenses and any termination fee that may become payable by the Company to Parent or Parent to the Company, as applicable;

WHEREAS, as of the date hereof, each Supporting Shareholder is the beneficial owner of such type and number of Shares (including Shares represented by ADSs) and other Company Securities as set forth in the column titled “Owned Securities” opposite such Supporting Shareholder’s name on Schedule A hereto (collectively, such Supporting Shareholder’s “Owned Securities”);

WHEREAS, as of the date hereof, each Management Party is the beneficial owner of the Owned Securities held by his or her Affiliated Supporting Shareholder;

WHEREAS, in connection with the consummation of the Transactions, each Supporting Shareholder agrees to, and its Affiliated Management Party agrees to cause such Supporting Shareholder to: (a) vote such Supporting Shareholder’s Voting Securities in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, and (b) the cancellation of such Supporting Shareholder’s Rollover Securities in exchange for such type and number of newly issued Parent Shares (as defined below) as set forth in the column titled “Parent Shares” opposite such Supporting Shareholder’s name on Schedule A hereto (with respect to such Supporting Shareholder, its and/or its designated Affiliate(s)’s “Parent Shares”) in accordance with and subject to the terms of this Agreement;

WHEREAS, in order to induce Parent, MidCo and Merger Sub to enter into the Merger Agreement and consummate the Transactions, including the Merger, the Supporting Shareholders and the Management Parties are entering into this Agreement; and

WHEREAS, the Supporting Shareholders and the Management Parties acknowledge that Parent, MidCo and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Supporting Shareholders and the Management Parties set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article 1
Voting

Section 1.01.        Voting. From and after the date hereof until the Expiration Time (as defined below), each Supporting Shareholder and its Affiliated Management Party hereby irrevocably and unconditionally agree that at the Shareholders’ Meeting, any other annual or extraordinary general meeting of the shareholders of the Company and any other meeting of the shareholders of the Company, however called, including any adjournment, recess or postponement thereof, in connection with any written consent of the shareholders of the Company and in any other circumstance upon which a vote, consent or other approval of all or some of the shareholders of the Company is sought in respect of any of the matters described below, such Supporting Shareholder shall, and its Affiliated Management Party shall (solely in his or her capacity as a beneficial owner of such Supporting Shareholder’s Voting Securities) cause such Supporting Shareholder to: (x) appear or cause its representative(s) to appear at such meeting or otherwise cause its Voting Securities to be counted as present thereat for purposes of determining whether a quorum is present and for purposes of recording the result of any applicable vote or consent and respond to each request by the Company for written consent, if any, and (y) vote or cause to be voted, whether on a show of hands or a poll and whether in person or by proxy, or deliver, or cause to be delivered, a written consent covering, all of its Voting Securities:

(a)            in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger;

(b)           against any Competing Transaction or any other transaction, proposal, agreement or action made in opposition to the authorization and approval of the Merger Agreement, the Plan of Merger or the consummation of the Transactions, including the Merger, or in competition or inconsistent with the Transactions, including the Merger;

(c)            against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to facilitate a Competing Transaction or materially impede, interfere with, delay, postpone, discourage or adversely affect any of the Transactions, including the Merger, or this Agreement or the performance by such Supporting Shareholder of its, or performance by such Affiliated Management Party of his or her, obligations under this Agreement, including: (i) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consideration or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of any material assets of the Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (iii) an election of new members to the Company Board, other than nominees to the Company Board who are serving as members of the Company Board on the date of this Agreement or are nominated by the Company Board or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s memorandum or articles of association, except if approved in writing by Parent; or (v) any other action that would require the written consent of Parent pursuant to the Merger Agreement, except if approved in writing by Parent;

(d)            against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Supporting Shareholder or its Affiliated Management Party contained in this Agreement;

(e)            in favor of any other matter necessary to consummate the Transactions, including the Merger, or otherwise reasonably requested by Parent in order to consummate the Transactions, including the Merger; and

(f)            in favor of any adjournment or postponement of the Shareholders’ Meeting or any other annual or extraordinary general meeting of the shareholders of the Company, however called, at which any of the matters described in this Section 1.01 is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Parent.

Article 2
Rollover Securities

Section 2.01.        Irrevocable Election. The execution of this Agreement by each Supporting Shareholder evidences, subject to Article 5, the irrevocable election and agreement by such Supporting Shareholder to (a) the cancellation of such Supporting Shareholder’s Rollover Securities for no cash consideration in accordance with Section 2.02 and (b) the subscription by such Supporting Shareholder and/or its designated Affiliate(s) for newly issued Parent Shares in accordance with Section 2.03, in each case, on the terms and conditions set forth herein.

Section 2.02.        Cancellation of Rollover Securities. Subject to the terms and conditions set forth herein, each Supporting Shareholder irrevocably agrees that, at the Effective Time, (a) all of its Rollover Securities that are Excluded Shares shall be cancelled and cease to exist without payment of any consideration or distribution therefor in accordance with Section 2.01(c) of the Merger Agreement, and (b) all of its Rollover Securities that are Company Options shall be cancelled and cease to exist in exchange for Parent Shares in accordance with Section 2.02(d) of the Merger Agreement. Each Supporting Shareholder will take all actions necessary to cause its Rollover Securities to be treated as set forth herein.

Section 2.03.        Issuance and Subscription of Parent Shares.

(a)            At the Rollover Closing (as defined below), in consideration for the cancellation of the Rollover Securities held by each Supporting Shareholder in accordance with Section 2.02, Parent shall issue to such Supporting Shareholder (and/or, if designated by such Supporting Shareholder in writing, Affiliate(s) of such Supporting Shareholder), and such Supporting Shareholder and/or its Affiliate(s) shall subscribe for or otherwise receive its Parent Shares, at a consideration per share equal to its par value.

(b)            Each Supporting Shareholder hereby acknowledges and agrees that (i) the delivery of such Parent Shares contemplated by Section 2.03(a) shall constitute complete satisfaction of all obligations towards or sums due to such Supporting Shareholder by Parent, MidCo and Merger Sub in respect of the Rollover Securities held by such Supporting Shareholder and cancelled at the Effective Time as contemplated by Section 2.02 above, and (ii) such Supporting Shareholder shall have no right to any Merger Consideration in respect of the Rollover Securities held by such Supporting Shareholder. No Parent Shares issued in connection with the Merger shall be issued at a lower price per share than the Parent Shares issued hereunder (it being understood that the Parent Shares issued hereunder are deemed to be issued at a price per share based on each Rollover Security having a value equal to the Per Share Merger Consideration).

Section 2.04.        Rollover Closing.

(a)            Subject to the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in Section 7.01 and Section 7.02 of the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), with respect to the Supporting Shareholders and their respective designated Affiliate(s), the issuance and subscription of Parent Shares contemplated hereby (the “Rollover Closing”) shall take place as contemplated by the Merger Agreement at or immediately prior to the Closing or at such other earlier time as the Parties may agree in writing.

(b)            If for any reason the Merger fails to occur but the Rollover Closing contemplated by this Article 2 has already taken place, then Parent shall promptly take all such actions as are necessary and required to be taken by Parent to restore each Supporting Shareholder to the position it was in with respect to ownership of the Rollover Securities prior to the Rollover Closing.

Section 2.05.        Deposit of Rollover Securities. No later than five (5) Business Days prior to the Rollover Closing, each Supporting Shareholder and any agent of such Supporting Shareholder holding certificates evidencing any Rollover Securities (if any) shall deliver or cause to be delivered to Parent such certificates representing such Rollover Securities in such Supporting Shareholder’s possession, for disposition in accordance with the terms of this Agreement; such certificates and instruments shall be held by Parent or any agent authorized by Parent until the Rollover Closing. To the extent that any Rollover Securities of a Supporting Shareholder are held in street name or otherwise represented by ADSs, such Supporting Shareholder shall execute such instruments and take such other actions, in each case, as are reasonably requested by Parent to reflect or give effect to the cancellation of such Rollover Securities in accordance with this Agreement; provided, that Parent shall pay or promptly reimburse any such Supporting Shareholder for any cost incurred to surrender its ADSs in exchange for certificates evidencing any Rollover Securities in connection with the disposition thereof.

Article 3
Representations, Warranties and Covenants of the Management Parties and the Supporting Shareholders

Section 3.01.        Representations and Warranties. Each of the Management Parties and the Supporting Shareholders, severally and not jointly, represents and warrants to Parent that, as of the date hereof and as of the Rollover Closing:

(a)            such Party has the requisite power and authority to execute and deliver this Agreement, to perform such Party’s obligations hereunder and to consummate the transactions contemplated hereby and, if such Party is not a natural person, such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)            this Agreement has been duly executed and delivered by such Party and, if such Party is not a natural person, the execution, delivery and performance of this Agreement by such Party and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of such Party, and no other corporate or similar actions or proceedings on the part of such Party are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(c)            assuming due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception;

(d)            such Supporting Shareholder:

(i)            (A) is and, immediately prior to the Rollover Closing, will be the beneficial owner of, and has and, immediately prior to the Rollover Closing, will have good and valid title to, its Rollover Securities, free and clear of Liens which have, or could have, the effect of preventing, impeding or interfering with or adversely affecting the performance by such Supporting Shareholder and its Affiliated Management Party of their respective obligations under this Agreement, and (B) has and, as of the Rollover Closing will have, sole or shared (together with its Affiliated Management Party) voting power, power of disposition, and power to control dissenter’s rights, with respect to all of its Rollover Securities, with no limitations, qualifications, or restrictions on such rights, in each case of the foregoing clauses (A) and (B), subject to applicable United States federal securities Laws, Laws of the Cayman Islands, Laws of the PRC and the terms of this Agreement and the Interim Investors Agreement;

(ii)           except as contemplated hereby, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which it is a party relating to the pledge, disposition or voting of any of its Rollover Securities and its Rollover Securities are not subject to any voting trust agreement or other Contract to which it or its Affiliated Management Party is a party restricting or otherwise relating to the voting or direct or indirect transfer of such Rollover Securities, other than any restriction created by this Agreement and the Interim Investors Agreement or the voting power granted by it to its Affiliated Management Party;

(iii)           it has not directly or indirectly transferred any interest in any of its Rollover Securities except as contemplated by this Agreement or the Interim Investors Agreement; and

(iv)          it has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of its Rollover Securities, except the voting power granted by it to its Affiliated Management Party or as contemplated by this Agreement;

(e)            as of the date hereof, other than such Party’s Owned Securities as set forth in Schedule A, such Party does not own, beneficially or of record, or have the right to acquire, any Company Securities, or any direct or indirect interest in any such securities (including by way of derivative securities);

(f)            except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Party for the execution, deliver and performance of this Agreement by such Party or the consummation by such Party of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by such Party, nor the consummation by such Party of the transactions contemplated hereby, nor compliance by such Party with any of the provisions hereof shall (x), if such Party is not a natural person, conflict with or violate any provision of the organizational documents of such Party, (y) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Party pursuant to, any Contract to which such Party is a party or by which such Party or any property or asset of such Party is bound or affected, in each case which have, or could have, the effect of preventing, impeding or interfering with or adversely affecting the performance by such Party of such Party’s obligations under this Agreement, or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Party or any of such Party’s properties or assets;

(g)            on the date hereof, there is no Action pending against such Party or, to the knowledge of such Party, any other person or, to the knowledge of such Party, threatened against any such Party or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Party of such Party’s obligations under this Agreement;

(h)            such Party has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning Parent Shares and such Party acknowledges that such Party has been advised to discuss with such Party’s own counsel the meaning and legal consequences of the representations and warranties of such Party in this Agreement and the transactions contemplated hereby; and

(i)            such Party understands and acknowledges that Parent, MidCo and Merger Sub are entering into the Merger Agreement in reliance upon such Party’s execution, delivery and performance of this Agreement.

Section 3.02.        Covenants. Each of the Management Parties and the Supporting Shareholders, severally and not jointly:

(a)            agrees, prior to the Expiration Time, not to knowingly take any action that would make any representation or warranty of such Party contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Party of such Party’s obligations under this Agreement;

(b)            irrevocably waives and agrees not to exercise, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal or rights of dissent from the Merger that such Party may have with respect to such Party’s Rollover Securities (including any rights under Section 238 of the CICA);

(c)            agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in accordance therewith), such Party’s identity and beneficial ownership of Shares and the nature of such Party’s commitments, arrangements and understandings under this Agreement, in each case, if Parent reasonably determines it is required by applicable Law or the SEC (or its staff);

(d)            agrees and covenants that such Party shall promptly notify Parent of any new Company Securities with respect to which beneficial ownership is acquired by such Party, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any Company Securities after the date hereof;

(e)            to the extent such Party is, or whose ultimate shareholder is, deemed to be a resident of the PRC under the Laws of the PRC, such Party shall, as soon as practicable after the date hereof, use his or her reasonable best efforts to (i) submit an application to SAFE for the registration of his or her holding of any Rollover Securities (whether directly or indirectly) in accordance with the requirements of the SAFE Rules and Regulations and (ii) complete such registration prior to the Rollover Closing, in each case, to the extent such registration was not previously completed and assuming that the Company complies with its obligations set forth in Section 6.15 of the Merger Agreement;

(f)            agrees that, upon request of Parent, such Party shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement; and

(g)            agrees further that any Parent Shares to be issued hereunder will be subject to terms and conditions determined by Parent (including a shareholders agreement of Parent or other definitive governance or similar agreements governing the relationship between the shareholders of Parent following the Rollover Closing) and such Party shall enter into any agreement requested by Parent relating thereto.

Article 4
Representations and Warranties of Parent

Section 4.01.        Parent represents and warrants to each Management Party and each Supporting Shareholder that as of the date hereof and as of the Rollover Closing:

(a)            Parent is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite corporate or similar power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)            this Agreement has been duly and validly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception;

(c)            except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution, deliver and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof shall (x) conflict with or violate any provision of the organizational documents of Parent, (y) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any of its property or asset is bound or affected, or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets;

(d)            at the Rollover Closing, the Parent Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions arising under applicable securities Laws or the organizational documents of Parent;

(e)            at and immediately after the Rollover Closing, (i) the authorized share capital of Parent shall consist of (A) 300,000,000 Class A ordinary shares, par value US$0.0001 per share, and (B) 200,000,000 Class B ordinary shares, par value US$0.0001 per share (collectively, “Parent Shares”); (ii) (A) the Parent Shares as set forth in the column titled “Parent Shares” on Schedule A hereto, and (B) the Parent Shares issued to the EC Investors and/or their respective Affiliates at the Rollover Closing pursuant to the Interim Investors Agreement and the Equity Commitment Letters (in each case of the foregoing clauses (ii)(A) and (ii)(B), as may be adjusted and recalculated based on the actual subscription price of each Parent Share pursuant to the Interim Investors Agreement), collectively, shall be all of the Parent Shares issued and outstanding; and (iii) except as contemplated by the Merger Agreement, the Equity Commitment Letters or the Interim Investors Agreement or as otherwise agreed to by the Parties, there shall be (A) no outstanding options, warrants, or other rights to acquire share capital of Parent, (B) no outstanding securities exchangeable for or convertible into share capital of Parent, and (C) no outstanding rights to acquire or obligations to issue any such options, warrants, rights or securities;

(f)            Merger Sub is wholly-owned by MidCo; and

(g)            MidCo is wholly-owned by Parent.

Article 5
Termination

Section 5.01.        Termination. This Agreement, and the obligations of a Supporting Shareholder or its Affiliated Management Party hereunder shall terminate and be of no further force or effect immediately upon the first to occur of (a) the Effective Time, (b) termination of the Merger Agreement in accordance with its terms, and (c) the written agreement of such Supporting Shareholder or its Affiliated Management Party, on one hand, and Parent, on the other hand (such time, the “Expiration Time”); provided, that this Article 5 and Article 6 shall survive any termination of this Agreement. Nothing in this Article 5 shall relieve or otherwise limit any Party’s liability for any breach of this Agreement prior to the termination of this Agreement.

Article 6
Miscellaneous

Section 6.01.        Joint Liability.

(a)            Each Management Party shall cause his or her Affiliated Supporting Shareholder to perform its obligations under this Agreement, including such Supporting Shareholder’s obligations under Article 1 and Article 2.

(b)            Notwithstanding anything to the contrary, each Management Party and his or her Affiliated Supporting Shareholder shall be jointly and severally liable with each other with respect to all representations, warranties, covenants and agreements of such Parties under this Agreement.

Section 6.02.        Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon actual receipt, if delivered personally, (ii) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, delivery fees prepaid, or (iii) upon transmission, if sent by e-mail on a Business Day prior to 5:00 p.m. Hong Kong time (and otherwise on the next Business Day), in each case to the respective Parties at the addresses as set forth on Schedule B hereto under each Party’s name (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.02).

Section 6.03.        Amendments; Waivers. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by each Party. Except as otherwise provided herein, no provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the Party against whom the enforcement of such waiver, discharge or termination is sought. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.04.        Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

Section 6.05.        Governing Law; Jurisdiction.

(a)            This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the Laws of any jurisdiction other than the State of New York, except that matters arising out of or relating to the cancellation of the Rollover Securities contemplated by this Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the Cayman Islands in respect of which the Parties hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the Cayman Islands.

(b)            Subject to the exception for jurisdiction of the courts of the Cayman Islands in Section 6.05(a), any disputes, actions and proceedings against any Party or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 6.05(b) (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three (3) arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one (1) Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one (1) Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing Parties. Any Party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)            Notwithstanding the foregoing, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section 6.05, any Party may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in its Rules. Such application shall also be governed by, and construed in accordance with, the Laws of the State of New York.

(d)            Each Party irrevocably consents to service of process in the manner provided for notices in Section 9.02 of the Merger Agreement and in the case of each Party at the address as set forth on Schedule B hereto under such Party’s name (or at such other address for such Party as shall be specified in a notice given in accordance with Section 6.02). Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

Section 6.06.        Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.06.

Section 6.07.        Exercise of Rights and Remedies.

(a)            Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b)            The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages alone would not be an adequate remedy for such damages. Except as otherwise set forth in this Section 6.07, including the limitations set forth in Section 6.07(c), each Party shall be entitled to specific performance or injunctive or other equitable relief (without posting a bond or other security) to enforce or prevent any violations of any provision of this Agreement, in addition to all other rights and remedies available at law or in equity to such Party, including the right to claim money damages for breach of any provision of this Agreement. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

(c)            The Parties’ right of specific enforcement is an integral part of the transactions contemplated hereby and each Party waives any objections to the grant of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any other Party (including any objection on the basis that there is an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity), and each Party shall be entitled to an order or injunction and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement in accordance with the terms of this Section 6.07. In the event any Party seeks an order or injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, such Party shall not, in accordance with the terms of this Section 6.07, be required to provide any bond or other security in connection with such order or injunction.

Section 6.08.        Entire Agreement. This Agreement, the Interim Investors Agreement, the Equity Commitment Letters, the Limited Guarantees, the Merger Agreement and the agreements contemplated hereby and thereby, constitute the entire agreement, and supersede all prior agreements, understandings, negotiations and statements, both written and oral, among the Parties and any of their Affiliates with respect to the subject matter contained herein except for such other agreements as are referenced herein which shall continue in full force and effect in accordance with their terms.

Section 6.09.        Assignment; No Third-Party Beneficiaries. Other than as provided herein, this Agreement and the rights, interests and obligations hereunder shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that Parent may assign its rights and obligations under this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent, as applicable. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, shall be construed as giving any person, other than the Parties and their respective heirs, successors, legal representatives and permitted assigns any right, remedy, obligation, liability or claim under or in respect of this Agreement or any provision hereof.

Section 6.10.        No Presumption Against Drafting Party. Each Party acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

Section 6.11.        Confidentiality. This Agreement shall be treated as confidential and may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the Parties; provided, however, that each Party may, without such written consent, disclose the existence and content of this Agreement to its officers, directors, employees, partners, members, investors, financing sources, advisors (including financial and legal advisors) and any representatives of the foregoing and to the extent required by applicable Law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the Merger Agreement and the Transactions or in connection with any litigation relating to the Merger Agreement and the Transactions as permitted by or provided in the Merger Agreement and each Supporting Shareholder may disclose the existence and content of this Agreement to such Supporting Shareholder’s Non-Recourse Parties (as defined in the Limited Guarantees).

Section 6.12.        Certain Definitions. For purposes of this Agreement:

(a)            the terms “Investors”, “EC Investors”, “Company Securities” and “beneficially owned”, “beneficial owner” and like expression shall have the meanings ascribed to such terms in the Interim Investors Agreement; and

(b)            with respect to each Supporting Shareholder, (i) its Owned Securities, together with any Shares (including Shares represented by ADSs) and other Company Securities acquired by such Supporting Shareholder or any of such Supporting Shareholder’s Affiliates following the date hereof and prior to the Closing, including by means of purchase, dividend, distribution or issuance upon the exercise of or settlement of any Company Options, awards or warrants or the conversion of any convertible securities or otherwise, shall be collectively referred to herein as such Supporting Shareholder’s “Rollover Securities” and each, a “Rollover Security”, and (ii) the Shares (including Shares represented by ADSs) beneficially owned by such Support Shareholder as set forth in the columns titled “Class A Ordinary Shares” and “Class B Ordinary Shares”, respectively, opposite such Supporting Shareholder’s name on Schedule A hereto, together with any Shares (including Shares represented by ADSs) acquired by such Supporting Shareholder or any of such Supporting Shareholder’s Affiliates following the date hereof and prior to the Closing, including by means of purchase, dividend, distribution or issuance upon the exercise of or settlement of any Company Options, awards or warrants or the conversion of any convertible securities or otherwise, shall be collectively referred to herein as such Supporting Shareholder’s “Voting Securities”.

Section 6.13.        Interpretation. When a reference is made in this Agreement to a Section or Article such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation”, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. References to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The symbol “US$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. References to “day” shall mean a calendar day unless otherwise indicated as a “Business Day”.

Section 6.14.        Counterparts. This Agreement may be executed in counterparts and all counterparts taken together shall constitute one document. E-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

MOBILE CHARGING GROUP HOLDINGS LIMITED

By:	/s/ Rikizo Matsukawa
Name:	Rikizo Matsukawa
Title:	Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

MARS GUANGYUAN CAI

/s/ Mars Guangyuan Cai

SMART SHARE HOLDINGS LIMITED

By:	/s/ Mars Guangyuan Cai
	Name:	Mars Guangyuan Cai
	Title:	Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

PEIFENG XU

/s/ Peifeng Xu

SUPER JUNE LIMITED

By:	/s/ Peifeng Xu
	Name:	Peifeng Xu
	Title:	Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

VICTOR YAOYU ZHANG

/s/ Victor Yaoyu Zhang

VICTOR FAMILY LIMITED

By:	/s/ Victor Yaoyu Zhang
	Name:	Victor Yaoyu Zhang
	Title:	Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

MARIA YI XIN

/s/ Maria Yi Xin

JADE DEW CAPITAL LIMITED

By:	/s/ Maria Yi Xin
	Name:	Maria Yi Xin
	Title:	Director

[Signature Page to Support Agreement]